Exhibit 10.5

PROMISSORY NOTE
$750,000	August 25, 2005

FOR VALUE RECEIVED, the under signed,   CMARK International, Inc. ( Borrower) 9570 Two  Notch RD  Suite 4 , Columbia, South Carolina 29223 promises to pay to the order of    Sterling Management, LLC ( LENDER)               160 White Oaks Lane, Vadnais Heights, MN  55127 or of such other place as the holder may designate to the undersigned, the principal sum of the outstanding principal balance outstanding together with interest thereon, at the rate 18 % per annum, from the date hereof until paid as follows:  Consecutive monthly payments of interest only beginning on September 25, 2005 and continuing on same calendar day thereafter for two years with one final payment of all remaining principal and accrued interest due on  August 25, 2007, (two years).  It is agreed by both Borrower and Lender that after the initial eighteen (18) months of the term of the note and upon agreement in writing by the Lender, that the note rate will adjust to sixteen percent (16%) per annum on the first $500,000 of the principal and fourteen percent (14%) per annum on the remaining principal balance.

The intent of this loan is an asset-based loan secured by Accounts Receivables, Inventories and other items identified in the Security Agreement.  Monthly Interest on amounts outstanding at the end of each calendar month shall be sent from Borrower to Lender within 15 working days of the monthly calendar due date.

Payments shall be applied first to accrued interest and the balance to principal.

In the event that Borrower desires to pay off this note within the first six (6) months of the term, Borrower agrees to pay Lender a two percent (2%) prepayment penalty.  Beyond six (6) months from the date of the note and up to the expiration of the two-year term, Borrower may pay off the note with no penalty.

In the event of any default by the undersigned in the payment of principal or interest within fifteen (15) working days of the date due, the unpaid balance on the principal sum of this promissory note shall at the option and with written request to the Borrower by the Lender become immediately due and payable.

To secure payment and performance of the above described secured debt, lender has executed a separate security agreement and corresponding UCC-1 dated August 25, 2005 for the obligation created by this note.  It is understood by Borrower and Lender that a UCC-1 and security agreement is currently in place and held by Contractor Funding, aka: Marvin Gardens, Inc.  Borrower will obtain a release of the security from Contractor Funding per agreement within thirty (30) days of the full funding of the principal amount of this note by Lender.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

Lender will be entitled to receive quarterly financial reports from Borrower within thirty (30) days of the end of each calendar quarter in order to evaluate performance of the company against the goals and projections supplied to Lender as part of its due diligence prior to execution of this agreement.  It is understood by Lender that the projections made as part of the business plan originally provided are subject to change by management and any such changes will be supplied to Lender a minimum of 15 days prior to the beginning of each calendar quarter.  It is understood by Borrower that in the event that sales and net profit results are not within fifteen percent (15%) of the projections made on a quarterly basis for any two consecutive quarters or if there are two consecutive calendar quarters of net losses, that Lender will have the option, upon written request, to call the Note due and payable within ninety (90) days.  It is further understood that if any one quarter is not within thirty percent (30%) of the projections that Lender will have the option, upon written request, to call the Note due and payable within ninety (90) days.

It is agreed by Borrower and Lender that the funding of the principal amount of this Note will be in two stages.  The first $500,000 to be funded upon execution of this agreement, on or about August 29, 2005, and the remaining $250,000 to be funded within no longer than sixty (60) days from date of execution of this agreement.  If the business goals and performance of Borrower are met to the Lender’s satisfaction for the first nine (9) months, or less at Lender’s discretion, Lender intends to make available and additional principal amount of $750,000 at a note rate of sixteen percent (16%) per annum.

As compensation for the fundraising efforts associated with this agreement, Sterling Management, LLC and Kevin DeMeritt shall receive a one percent (1%) equity position in CMARK International, Inc. to be transferred upon the full funding of the original $750,000 principal amount of this Note.  In the event that the additional $750,000 principal amount is funded, an additional one percent (1%) equity position shall be transferred.

In case suit or action is instituted to collect this note, or any portion thereof, the maker promises to pay court costs and such additional sum, as the court may adjudge reasonable as and for attorney's fees in said proceedings.  This note is made and executed under, and is in all respects governed by the laws of the State of Arizona.

CMARK International, Inc..   a SC Corporation

/s/  Charles W. Jones, Jr.
Charles W. Jones, Jr.
President

August 25, 2005
Date: